FUND PARTICIPATION AGREEMENT
                                 AMENDMENT NO. 3


       THIS AMENDMENT, made and entered into this 15th day of April, 2002 (the "Amendment") by and among Sun Life Assurance Company of Canada (U.S.), Sun Life Insurance and Annuity Company of New York (each of which is hereinafter referred to as the "Company"), INVESCO Funds Group, Inc. (the "Adviser"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Variable Investment Funds, Inc. (the "Fund").

     WHEREAS,   the  Parties  have  previously  executed  a  Fund  Participation
Agreement dated April 15, 2001, and amended on September 1, 200l and April 1, 2002 ("Agreement");

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

     1. CONFIDENTIALITY. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement, each party affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information, and it will maintain such information that it may acquire pursuant to this Agreement in confidence. Each party agrees not to use, or permit the use of, any such information for any purpose except to carry out the purposes set forth herein, in the ordinary course of business, or to disclose any such information to any person, without the prior written consent of the other party except as required by law. This provisionshall survive the termination of this Agreement.

     2. NOTICES. All notices required to be made to INVESCO FUNDS GROUP, INC., INVESCO DISTRIBUTORS, INC., AND INVESCO VARIABLE INVESTMENTS FUNDS, INC. under this Agreement shall be made to the following address:

                             4350 South Monaco Street
                             Denver, Colorado 80237
                             Attn.: Legal Department

     To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.

Except as expressly amended hereby, the Agreement remains in full force and effect.












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


       IN WITNESS WHEREOF, each of the PARTIES has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of the date first written above.


                            INVESCO FUNDS GROUP, INC.

                              Signature:  /s/Ronald L. Grooms
                                          ------------------------------
                              Name:   Ronald L. Grooms, Senior Vice President

                              INVESCO DISTRIBUTORS, INC.

                              Signature:  /s/Ronald L. Grooms
                                          ------------------------------
                              Name:   Ronald L. Grooms, Senior Vice President

                              INVESCO VARIABLE INVESTMENT FUNDS, INC.

                              Signature:  /sRonald L. Grooms
                                          ------------------------------
                              Name:   Ronald L. Grooms, Treasurer

                              SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                              Signature:  /s/Ronald J. Fernandes
                                          ------------------------------
                              Name:   Ronald J. Fernandes, Vice President,
                                            Retirement Products & Services

                              SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                              Signature:  /s/Edward M. Shea
                                          ------------------------
                              Name:   Edward M. Shea, Assistant Vice President
                                            & Senior Counsel

                              SUN LIFE INSURANCE AND ANNUITY OF
                              NEW YORK

                              Siganture:  /s/Ronald J. Fernandes
                                          ------------------------------
                              Name:   Ronald J. Fernandes, Vice President,
                                            Retirement Products & Services

                              SUN LIFE INSURANCE AND ANUITY OF
                              NEW YORK

                              Signature:  /s/Edward M. Shea
                                          ------------------------
                              Name: Edward M. Shea, Assistant Vice President & Senior Counsel










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